Exhibit 10.1

REAL ESTATE PURCHASE AGREEMENT

REAL ESTATE PURCHASE AGREEMENT (“Agreement”), executed the 10th day of February, 2006, by and between SLS International, Inc., a Delaware  corporation (“Seller”) and FRS, LLC, a Missouri limited liability company (“Buyer”).

W I T N E S S E T H:

WHEREAS, Seller is the owner of certain real property located at 1650 W. Jackson, Ozark, Christian County, Missouri (the “Property”), as more particularly described on Exhibit “A”, attached hereto and made a part hereof by this reference; and

WHEREAS, subject to the terms and conditions as herein set forth, Buyer desires to purchase the Property from Seller, and Seller desires to sell the same to Buyer, on the terms and conditions as herein set forth; and

NOW, THEREFORE, for and in consideration of the mutual covenants, conditions, stipulations, agreements and obligations hereinafter set forth, Seller and Buyer agree as follows:

1.

Sale of Property.  Subject to the terms and conditions hereinafter set forth, the Seller agrees to sell, transfer and convey to the Buyer, and the Buyer desires to purchase from the Seller, all of the right, title and interest of Seller in and to the Property, together with Seller’s right, title and interest in and to any and all easements and appurtenances belonging or appertaining to the Property, free and clear of all liens, encumbrances and restrictions other than the Permitted Exceptions.

2.

Purchase Price.  The purchase price for the Property shall be Four Million Dollars ($4,000,000.00) (the “Purchase Price”).

3.

Payment of Purchase Price.  The Purchase Price for the Property shall be paid by Buyer to Seller on the Closing Date (as hereinafter defined), subject to all prorations, credits and adjustments as herein provided, in cash by a cashier’s check or by wire transfer of immediately available federal funds.

4.

Inspection of Property; Condition.

(a)

Seller hereby grants Buyer, and his agents, access to the Property prior to the Closing, for the purpose of further inspecting the Property and for the purpose of performing such geotechnical or engineering tests or audits with respect to the Property as desired by Buyer.  The parties agree and acknowledge that the receipt of satisfactory results to Buyer with respect to such inspections is a condition to the performance by Buyer of his obligations under this Agreement.  Buyer shall be responsible for all damage caused to persons or the Property resulting from such additional inspections, and shall indemnify and hold Seller harmless from and against all claims, costs, demands and expenses, including, without limitation, reasonable attorney’s fees, court costs and other legal expenses, resulting from such additional inspections.  Buyer’s obligations imposed by this Section shall survive the Closing or termination of this

Agreement.  Notwithstanding the foregoing, Buyer acknowledges that it has heretofofe been granted access to the Property for purposes of performing such inspections and has found the condition to be acceptable and, to such end, hereby waives any rights of termination as provided in this subparagraph (a) by reason of any such inspection and the results thereof.

(b)

Buyer agrees to accept the Property in an “AS-IS” condition as of the date hereof (ordinary wear and tear excepted), and Buyer agrees that Seller has not and does not make any representations or warranties, express or implied, to Buyer regarding the zoning of the Property, the condition of the Property (environmental or otherwise other than as set forth below) or the fitness of the Property for any intended or particular use, any and all such representations and warranties, express or implied, being hereby expressly waived by Buyer and disclaimed by Seller.  Without limiting the generality of the foregoing, no representation, warranty, undertaking, agreement or promise, whether express or implied or otherwise, has been made by Seller to Buyer with respect to the Property or any improvement to the Property, including, but not limited to, the size, use or type of land, any financial information pertaining to the ownership or operation of the Property or any other matter.  Further, no representation has been made by Seller to Buyer concerning the presence or absence of any rights of any governmental authority, or of owners of property in the vicinity of the Property, to obtain reimbursement, or recapture from any owner of the Property of all or a portion of the cost of any utilities, roads or other improvements heretofore made in the vicinity of the Property which may serve, benefit or be utilized by the Property, and if such rights exist, Buyer agrees to pay all sums due pursuant thereto without reduction in the Purchase Price, it being expressly acknowledged and agreed that Buyer hereby waives any claim Buyer may have or may hereafter acquire against Seller for said costs; provided, however, to Seller’s knowledge, there are no rights or demands of any governmental authority or of owners of property in the vicinity of the Property, to obtain reimbursement, or recapture from any owner of the Property of all or a portion of the cost of any utilities, roads or other improvements heretofore made in the vicinity of the Property which may serve, benefit or be utilized by the Property.  Buyer represents and warrants to Seller that Buyer has not been induced to execute this Contract by any act, statement or representation of Seller or its agents, employees, beneficiaries or representatives.  Buyer waives any claim that may exist for patent and/or latent defects and/or mutual or unilateral mistake of fact.  Without limiting the foregoing, Buyer acknowledges that Seller has made, and hereby makes, no representation or warranty pertaining to the Property with respect to (i) the total area of the Property, and (ii) its suitability for development or any other use thereof.

5.

Closing Date and Possession.  Closing (“Closing” or “Closing Date”) shall occur on or before February 10, 2006.  Buyer shall be entitled to possession of the Property at Closing.  Closing shall be at the offices of Hogan Land Title Company, 1605 E. Sunshine, Springfield, Missouri (the “Closing Service”).

6.

Closing Procedures. The sale of the Property shall be governed by the following general closing procedures:

 (a)

Delivery of Title Commitment.  Seller has delivered to Buyer a title commitment (and all documents of record referred to therein) issued from the Hogan Land Title Company (hereinafter the “Title Company”) (Commitment No. 0601561) for issuance to Buyer of an ALTA Form B Owner’s Policy of Title Insurance (hereinafter the

“Title Policy”) with respect to the Property, in the amount of $3,500,000 (which amount shall be increased to the amount of the Purchase Price at Closing), showing Seller to be the owner of good and marketable fee simple title to the Property in accordance with The Title Examination Standards of the Missouri Bar (the “Title Standards”), subject only to the following:

(i)

Permitted Exceptions.  The following encumbrances, exceptions, or conditions to the title of the Property (hereinafter referred to as the “Permitted Exceptions”):

(1)

Any apparent encumbrance or defect in the title to the Property which is of the type or comes within the scope of any of the Title Standards, provided the Seller furnishes the necessary affidavits, or other title papers, if any, as described in the applicable Title Standards, and the same are accepted by the Title Company;

(2)

Applicable zoning laws or ordinances;

(3)

General Property taxes not due as of the Closing Date;

(4)

Utility easements along side and rear lines of the Property;

(5)

Exceptions to title created by, through or under Buyer;

(6)

The lease referred to in Section 13 below; and

(7)

Exception to title Nos. 2(b), 2(c), and 3-12, both inclusive  set forth in the Title Commitment.

(b)

Survey.  Buyer may obtain a survey of the Property, prepared by a registered public surveyor designated by Buyer, and certified to the Buyer and the Title Company (the “Survey”).  Buyer acknowledges that Buyer’s election to obtain a Survey shall not be a condition to the Closing.

(c)

Title and Survey Review Period.  Buyer shall have until the Closing Date (the “Title and Survey Review Period”) to notify Seller in writing, of any reasonable objections that Buyer may have to anything contained in the Title Commitment or set out in the Survey.  Any items contained in the Title Commitment or Survey to which Buyer does not object during the Title and Survey Review Period shall be deemed to be acceptable to Buyer.  In the event Buyer notifies Seller of objections to title on or prior to the expiration of the Title and Survey Review Period, Seller shall notify Buyer as to whether Seller intends to satisfy such objections by either (i) curing, correcting or removing such objections, (ii) having such unpermitted exceptions removed from the Title Commitment or Survey, whichever the case may be, or (iii) having the Title Company commit to insure against loss or damage as may be occasioned by such exceptions, provided, however, that Seller is under no obligation to incur any expense in connection therewith.

In the event that Seller is unwilling or unable to or fails to satisfy such objections to title, Buyer may, at his option, either (i) terminate this Agreement, in which event both parties shall be relieved of any further liability hereunder, except that the parties shall pay their respective costs and expenses as provided herein theretofore incurred by the parties or (ii) waive such objections (in which event said exception(s) shall be considered a Permitted Exception); provided, however, that the waiver of objections to the title of the Property by Buyer shall not be construed as constituting a waiver of any other provision of this Agreement.

 (d)

Transfer of Property.  At Closing, Seller shall convey the Property by a duly executed and acknowledged special warranty deed, in the form as approved by the Buyer’s counsel (with such approval being exercised reasonably), conveying to Buyer good and marketable fee simple title to the Property free and clear of all liens, claims and encumbrances, except for the Permitted Exceptions.

(e)

Taxes.  Seller shall pay all general Property taxes levied and assessed against the Property, and all installments of special assessments, for the years prior to the calendar year of Closing.  All such taxes and installments of special assessments becoming due and accruing during the calendar year of Closing shall be paid by Seller as and when the bill therefore shall be issued, it being agreed, however, that Buyer shall be obligated to pay its prorated share from and after the Closing, subject, however, to any obligation of the Seller, as tenant, to pay such taxes.  Accordingly, the parties shall not at Closing prorate general real estate taxes for the year 2006.

(f)

Title Policy.  The obligations of Buyer to close shall be subject to the commitment by the Title Company, received by Buyer at Closing, that the Title Company is prepared to issue the Title Policy with respect to the Property, in the amount of the Purchase Price, in conformity with the Title Commitment and containing no exception or condition to the title of the Property other than the Permitted Exceptions.

(g)

Mechanic’s Liens.  Seller will warrant at Closing to Buyer and the Title Company that except for (i) claims in dispute that are not a lien against the Property and (ii) any work to the Property authorized or permitted by Buyer as permitted in Section 14 hereof, there are no unpaid bills for improvements within six (6) months prior to Closing with respect to the Property and that Seller has no knowledge of proposed improvements with respect to the Property to be paid by special tax bills.  At Closing, Seller shall execute a mechanic’s lien affidavit in the form as approved by the Title Company and Buyer’s counsel.

7.

Expenses.  In addition to such costs and expenses of this transaction as are allocated to the parties as set forth in other provisions of this Agreement, the following additional costs and expenses of this transaction shall be borne by the parties as follows:

(a)

Seller’s Expenses.  The Seller shall pay the following expenses and costs of this transaction:

(i)

Any attorney fees separately incurred by the Seller in negotiating, preparing and closing this Agreement;

(ii)

One-half (1/2) of the cost charged by the Closing Service (if any); and

(iii)

The cost of the search fee for issuance of the Title Commitment as charged by the Title Company, and the cost of any extension thereof; and

(iv)

Any recording fees incurred in connection with the recording of any affidavit, certificate or other instrument to cure, correct or remove any objection to title as provided in Section 6(c) hereof.

(b)

Buyer’s Expenses.  The Buyer shall pay the following expenses and costs of this transaction:

(i)

Any attorney fees separately incurred by the Buyer in negotiating, preparing and closing this Agreement;

(ii)

One-half (1/2) of the cost of the Closing Service (if any);

(iii)

The cost of issuance of the Title Policy and any Lender’s Policy, if applicable, as charged by the Title Company; and

(iv)

All recording fees other than the recording fees specified in Section 7(a)(iv) hereof.

8.

Condemnation.  If, prior to Closing, a condemnation or eminent domain proceeding is proposed, threatened or commenced against any portion of the Property, Seller shall immediately notify Buyer of such event.  Buyer may elect to either (i) terminate its obligations under this Agreement by notice to Seller within ten (10) days after Buyer receives such notice, or (ii) close and receive all condemnation proceeds pertaining to the Property, and Seller shall assign the same to Buyer at Closing.  The provisions of this Section 8 shall survive Closing.

9.

Default and Remedies.  In the event of any failure by a party to perform any term, covenant, agreement or obligation of this Agreement to be observed or performed by that party (the “Defaulting Party”), the other party (the “Non-Defaulting Party’) shall so notify the Defaulting Party of such failure, and the Defaulting Party shall have until one (1) day prior to the Closing Date to cure such failure.  If the Defaulting Party fails to cure such failure within said time, the Defaulting Party shall be in default hereunder, and the Non-Defaulting Party shall be entitled pursue all available legal and equitable remedies on account thereof, including, but not limited to, specific performance.

10.

Brokers.  The parties hereby represent to each other that there are no commissions, fees or finder’s fees due or owing to any broker or other person as a result of the transaction contemplated herein.  Seller shall indemnify, defend and hold Buyer harmless from and against any and all such claims and demands, for commissions or other compensation by any broker, finder, or similar agent, claiming to have been employed by or on behalf of Seller.  Buyer shall indemnify, defend and hold Seller harmless from and against any and all such claims and demands for commissions or other compensation by any broker, finder or similar agent, claiming to have been employed by or on behalf of Buyer.  Defense of any claim for a commission or other compensation by a broker, finder or similar agent, shall be undertaken by the party whose representation would be false if the claim for such commission or other compensation were upheld.  The obligations of this Section 10 shall survive Closing.

11.

Seller’s Representations and Warranties.  Seller represents and warrants the following as of the Effective Date, which representations and warranties shall survive the Closing Date:

(a)

Authorization.  The Seller has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to comply with this Agreement and all other documents and instruments relating thereto in the transaction contemplated hereby.  At or before the Closing, Seller shall provide a corporate resolution signed by its board of directors ratifying and authorizing this transaction.

(b)

Consents and Approvals.  To the best of Seller’s knowledge, no consent, approval or other authorization of or by any court, administrative agency or other governmental agency or quasi governmental agency is required in connection with Seller’s execution and delivery of, or compliance or performance with this Agreement or any other document or instrument relating thereto and the transaction contemplated hereby.

(c)

No Conflict or Violations.  The execution and delivery of this Agreement, the consummation of the transaction contemplated hereby, and the performance and compliance with the terms and conditions hereof by Seller will not conflict, or result in the breach of any mortgage, lease, agreement, or any other instrument, decree, rule or regulation of any court, administrative agency or other governmental authority to which Seller is a party or by which Seller or its properties are bound.

(d)

Litigation.  To Seller’s knowledge, there is no pending litigation against the Property or the Seller which would adversely affect the right of Buyer to acquire the Property.

(e)

FIRPTA.  The Seller is not a “foreign person” as that term is defined in Section 1445 of the Internal Revenue Code (the “Code”) and the related regulations.  The Seller agrees to execute and deliver a certification at Closing that Seller is not a foreign person, in the form as may be requested by Buyer.  Buyer shall not be required to withhold any portion of the Purchase Price in accordance with any provision of the Code.

(f)

Environmental.  To the best of Seller’s knowledge and belief, no hazardous materials or waste have been stored at, disposed of, buried, dumped, spilled, or released, on or about the Property, in violation of any applicable environmental laws.

Seller has not received any written notice from any governmental authority concerning the removal of any hazardous materials from the Property.

(g)

No Further Representations.  Buyer acknowledges that Seller has not made, nor does Seller hereby make, any representations as to the past, present or future condition, operating or any other matter or thing affecting or relating to the Property, except as expressly set forth in this Agreement.

12.

Buyer’s Representations and Warranties.  Buyer represents and warrants the following as of the Effective Date, which representations and warranties shall survive the Closing Date:

(a)

Authorization.  Buyer has full power and authority to execute and deliver this Agreement and to perform his obligations hereunder and to comply with this Agreement and all other documents and instrument relating thereto and the transaction contemplated hereby.

(b)

Consents and Approvals.  To the best of Buyer’s knowledge, no consent, approval or other authorization of or by any court, administrative agency or other governmental agency or quasi governmental agency is required in connection with Buyer’s execution and delivery of, or compliance or performance with this Agreement or any other document or instrument relating thereto and the transaction contemplated hereby.

(c)

No Conflict or Violation.  The execution and delivery of this Agreement, the consummation of the transaction contemplated hereby, and the performance and compliance with the terms and conditions hereof by Buyer will not conflict, or result in a breach of any mortgage, lease, agreement, or any other instrument, decree, rule or regulation of any court, administrative agency or other governmental authority to which Buyer is a party or by which Buyer or his properties are bound.

(d)

Litigation.  There is no pending litigation against Buyer which would adversely affect the right of Buyer to acquire the Property.

13.

Lease of Property.  This Agreement is contingent upon the parties entering into a mutually agreeable lease agreement whereby Seller will lease from Buyer and Buyer will lease to Seller the Property.  If the parties are unable to agree upon a lease agreement for the Property, either party may terminate this Agreement.

14.

Escrow Agents.  If a dispute arises over the disposition of funds or documents deposited with any escrow agent designated herein or appointed pursuant to the provisions hereof, that results in litigation, any attorney’s fees, court costs or other related expenses incurred by said escrow agent in connection with such dispute shall be reimbursed to said escrow agent by Seller and Buyer equally.

15.

Like-Kind Exchange.  Either Seller or Buyer, or both, may consummate its or their obligations hereunder as part of a so called “like-kind exchange” (the “Exchange”) pursuant to §1031 of the Code, provided, however, that:  (i)  the Closing shall not be delayed or affected by reason of the Exchange nor shall the consummation or accomplishment of the Exchange be a condition precedent or condition subsequent to such party’s or parties’ obligations under this Agreement, (ii)  if appropriate, the exchanging party shall affect its Exchange through an assignment of this Agreement, or its rights under this Agreement, to a qualified intermediary and the other party shall not be required to acquire or hold title to any property for the purposes of consummating the Exchange, (iii) the exchanging party shall pay any additional costs and expenses that would not otherwise have been incurred by it or the other party had such not engaged in the Exhibit, and (iv)  the exchanging party shall indemnify, defend and hold the other party harmless from and against any additional costs and any and all loss, costs, damage, claim or liability arising from the Exchange.

16.

Assignment; Binding Effect and Benefits.  Neither party may assign this Agreement without the prior written consent of the other party.  Subject to such restriction, this Agreement shall be binding upon, and shall inure to the benefit of, and be enforceable by, the parties hereto and their respective heirs, personal representatives, successors and assigns.

17.

Entire Agreement.  This Agreement constitutes the entire understanding of the parties as to the transactions contemplated herein, and supersedes any and all understandings or agreements, if any, oral or written, between the parties relating to the subject matter hereof.  There are no understandings, representations, agreements, promises or covenants other than those included herein.

18.

Governing Law.  This Agreement shall be construed and interpreted in accordance with, and governed by, the laws of the State of Missouri.

19.

Notices.  Notices are given pursuant to this Agreement shall be in writing, shall be given by personal delivery, by facsimile, or by mailing the same to the party entitled thereto at the address set forth below or at such other address as either party may designate in writing to the other party pursuant to the provisions of this paragraph.  Notices given by mail shall be sent by United States mail, certified or registered, return receipt requested, or by nationally recognized overnight courier service providing receipt of delivery.  Notices shall be deemed to be received on the day of actual receipt, in the case of personal delivery, or on the date of receipt set forth in the confirmation of delivery, in the case of facsimile or mailing.  Notices shall be forwarded to the following addresses and/or facsimile numbers, subject to change as provided above:

(a)

If to Seller:

SLS International, Inc.

1650 W. Jackson

Ozark, Missouri 65721

(b)

If to Buyer:

FRS, LLC

P.O. Box 366

Nixa, Missouri 65714

20.

Waiver.  Either party hereto may waive any requirement, covenant, contingency, condition or obligation to be performed by the other party, provided that such waiver shall be in writing and executed by the party waiving the requirement, covenant, contingency, condition or obligation, and shall be specifically designated as a waiver hereunder with reference to the applicable Section and paragraph of this Agreement.  Except as hereinabove provided, a waiver by a party of any breach of any term, covenant, or condition contained herein to be performed by a party, or the delay forbearance, indulgence or failure of a party in exercising any right hereunder on account of such breach, or the partial exercise of such right, shall not be deemed a waiver of any subsequent breach of the same term or any other term, covenant, contingency or condition hereof.

21.

Counterparts.  This Agreement may be executed simultaneously in two (2) or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

22.

Attorney Fees.  In the event either party is required to bring an action to enforce any provision or right under this Agreement, the prevailing party as determined by a court of competent jurisdiction shall be entitled to its reasonable costs incurred in connection with such litigation, including reasonable attorney fees, and the unsuccessful party covenants and agrees to pay to the prevailing party the same.

23.

Effective Date.  This Agreement shall be effective (the “Effective Date”) upon the execution and delivery of this Agreement by all parties hereto.

24.

Facsimile Execution.  For purposes of executing this Agreement, a document signed and transmitted by facsimile machine or telecopier is to be treated as an original document.  The signature of any party thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature or an original document.  At the request of any party, any facsimile or telecopy document is to be re-executed in original form by the parties who executed the facsimile or telecopy document.  No party may raise the use of a facsimile machine or telecopier or the fact that any signature was transmitted through the use of a facsimile or telecopier machine as a defense to the enforcement of this Agreement or any other document executed in compliance with this section.

[Signature Page Immediately Following]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first written above.

SLS International, Inc.

By:

Name:
Title:
“Seller”

FRS, LLC

By:
Rick Gregg, Managing Member
“Buyer”

EXHIBIT “A”

LEGAL DESCRIPTION:

BEGINNING AT A POINT APPROXIMATELY 134.00 FEET NORTH AND 804.00 FEET EAST OF THE SOUTHWEST CORNER OF THE NORTHWEST QUARTER (NW1/4) OF THE SOUTHWEST QUARTER (SW1/4) OF SECTION TWENTY-TWO (22), TOWNSHIP TWENTY-SEVEN (27), RANGE TWENTY-ONE (21), CHRISTIAN COUNTY, MISSOURI, SAID POINT BEING THE SAME AS THE SOUTHERLY RIGHT-OF-WAY LINE OF STATE HIGHWAY ROUTE 14, BEING 350.00 FEET SOUTHEASTERLY FROM STATION 1104+50 OF THE RELOCATED CENTERLINE OF SAID ROUTE 14; THENCE NORTH 20º54’56” EAST, 344.79 FEET (NORTH 20º35’36” EAST, 346.90 FEET-RECORD) TO A FOUND 5/8” REBAR, WHICH IS 85.00 FEET SOUTHEASTERLY FROM STATION 1106+75 OF SAID RELOCATED CENTERLINE OF ROUTE 14; THENCE NORTH 70º18’14” EAST (NORTH 70º17’57” EAST-RECORD) 155.00 FEET TO A POINT ON THE SOUTHERLY RIGHT-OF-WAY LINE OF SAID ROUTE 14, WHICH IS 85.0 FEET SOUTHEASTERLY FROM STATION 1108+30 OF THE SAID RELOCATED CENTERLINE OF ROUTE 14; THENCE ON A CURVE TO THE RIGHT, WHOSE RADIUS IS 2780.00 FEET, WHOSE CENTRAL ANGLE IS 2º02’06” (1º59’59”-RECORD) AN ARC DISTANCE OF 98.73 FEET (97.02 FEET-RECORD) TO A POINT ON THE SOUTHERLY RIGHT-OF-WAY LINE OF SAID ROUTE 14; WHICH IS 85.00 FEET SOUTHEASTERLY FROM STATION 1109+30 OF SAID RELOCATED CENTERLINE OF ROUTE 14; THENCE SOUTH 0º07’58” EAST (SOUTH 0º07’15” EAST-RECORD) 24.14 FEET TO A ROUND 1/2’ REBAR; THENCE NORTH 83º52’12” EAST (NORTH 83º54’00” EAST-RECORD) 11.47 FEET TO A SET P.K. NAIL; THENCE SOUTH 0º07’58” EAST, 130.66 FEET; THENCE SOUTH 89º52’02” WEST, 29.80 FEET; THENCE SOUTH 0º07’58” EAST 100.50 FEET; THENCE NORTH 89º52’02” EAST, 28.60 FEET; THENCE SOUTH 0º07’58” EAST, 136.00 FEET; THENCE SOUTH 89º52’02” WEST, 11.38 FEET; THENCE SOUTH 0º07’58” EAST, 101.76 FEET; THENCE NORTH 89º52’02” EAST, 28.42 FEET; THENCE SOUTH 0º07’58” EAST, 51.92 FEET; THENCE SOUTH 89º52’02” WEST, 0.86 FEET; THENCE SOUTH 0º07’58” EAST, 60.00 FEET; THENCE NORTH 89º52’02” EAST, 38.76 FEET; THENCE SOUTH 0º07’58” EAST, 26.63 FEET; THENCE SOUTH 7º56’00” EAST, 8.91 FEET; THENCE SOUTH 41º07’10” EAST, 10.84 FEET; THENCE SOUTH 0º04’31” WEST, 170.39 FEET TO A SET P.K. NAIL; THENCE SOUTH 89º58’48” EAST, 120.49 FEET TO A SET P.K. NAIL; THENCE SOUTH 0º12’22” WEST, 63.85 FEET TO A SET P.K. NAIL; THENCE SOUTH 89º59’08” WEST, 504.70 FEET TO A SET 5/8” REBAR; THENCE NORTH 34º26’30” WEST, 118.13 FEET TO A FOUND 5/8” REBAR; THENCE NORTH 2º06’52” EAST, 378.54 FEET (NORTH 2º07’12” EAST, 374.86 FEET-RECORD) TO THE POINT OF BEGINNING, IN CHRISTIAN COUNTY, MISSOURI, SUBJECT TO ANY PART THEREOF TAKEN, DEEDED OR USED FOR ROAD OR HIGHWAY PURPOSES.